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                                                                  Exhibit 3(d)
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                       UNITED STATES SURGICAL CORPORATION

                                     BY-LAWS

                   (As amended and restated January 30, 1996)

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         SECTION 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors. Notice of any nominations of persons for election to the Board of Directors or of any other business to be brought before an annual meeting of stockholders by a stockholder must be provided in writing to the Secretary of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of the meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, as applicable, such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected), and evidence reasonably satisfactory to the Company that such nominee has no interests that would limit their ability to fulfill their duties of office; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

         SECTION 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board, the President or any Vice President, to be held on such date, and at such time and place within or without the State of Delaware, as the Board of Directors, the Chairman of the Board, the President or any Vice President, whichever has called the meeting, shall direct.

         SECTION 1.3 Notice of Meeting. Written notice, signed by the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary, of every meeting of stockholders stating the date and time when, and the place where, such meeting is to be held, shall be delivered either personally or by mail to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of such meeting, except as otherwise provided by law. The purpose or purposes for which such meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated in such notice. If mailed, such notice shall be directed to a stockholder at such stockholder's address as it shall appear on the stock books of the Corporation, unless such stockholder shall have filed with the Secretary a written request that notices intended for such stockholder be mailed to some other address, in which case it shall be mailed to the address designated in such request. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, a waiver thereof, signed by the stockholder entitled to such notice, whether before or after the


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time stated therein, shall be deemed equivalent thereto. Attendance of a stockholder at the meeting shall be deemed equivalent to a written waiver of notice of such meeting.

         SECTION l.4 Quorum. The presence at any meeting of stockholders, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law.

         SECTION 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of a meeting of stockholders, may adjourn such meeting from time to time until a quorum shall be present.

         SECTION 1.6 Voting. Directors shall be chosen by a plurality of the votes cast at the election, and, except as otherwise provided by law or by the Certificate of Incorporation, all other questions shall be determined by a majority of the votes cast on such question. No share shall be entitled to vote if any installment payable thereon to the Corporation is overdue and unpaid.

         SECTION 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder's duly authorized attorney.

         SECTION 1.8 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         SECTION 2.1 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them).

         SECTION 2.2 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.3. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until such Director's successor shall have been elected and qualified or until such Director's earlier death, resignation or removal in the manner hereinafter provided.

         SECTION 2.3 Vacancies and Additional Directorships. If any vacancy shall occur among the directors by reason of death, resignation or removal, or as the result of an increase in the number of directorships, a majority of the directors then in office, or a sole remaining director, though less than a quorum, may fill any such vacancy.

         SECTION 2.4 Regular Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each


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director who shall not have been present at the meeting at which such action was taken, addressed to such Director at such Director's residence or usual place of business.

         SECTION 2.5 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors or by any committee with such authority by vote at a meeting, or by the Chairman of the Board or the President or by a majority of the Directors or a majority of the members of such committee in writing with or without a meeting. Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such director at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to him personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation or these By-laws.

         SECTION 2.6 Waiver of Notice. Whenever any notice is required to be given under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws, a waiver thereof, signed by the director entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director at a meeting shall be deemed equivalent to a written waiver of notice of such meeting.

         SECTION 2.7 Quorum and Manner of Acting. At each meeting of the Board of Directors, the presence of a majority of the total number of members of the Board of Directors as constituted from time to time shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when the Board of Directors consists of one or two directors, then the one or two directors, respectively, shall constitute a quorum. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or these By-laws.

         SECTION 2.8 Telephone Meetings, etc. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         SECTION 2.9 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 2.10 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-laws, any director or directors may be removed from office, either with or without cause, as provided by law. At such meeting a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 2.3.

         SECTION 2.11 Compensation of Directors. Directors shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained


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shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

         SECTION 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of such committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at such meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these By-laws, or until such member's successor shall have been designated by the Board of Directors; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee may appoint a secretary, who may be a director or an officer of the Corporation.

         SECTION 3.2 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such member at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, facsimile transmission, telegram, radio or cable, or telephoned or delivered to such member personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these By-laws.

         Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

         SECTION 3.3 Quorum and Manner of Acting. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as so adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these By-laws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.


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         SECTION 3.4 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.5 Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

         SECTION 3.6 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

         SECTION 3.7 Compensation. Committee member shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.1 Officers. The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents, any of whom may be designated an Executive Vice President or Senior Vice President upon his or her election, a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.3.

         SECTION 4.2 Election, Term of Office and Qualifications. Each officer (except such officers as may be appointed in accordance with the provision of Section 4.3) shall be elected by the Board of Directors. Each such officer shall hold such office until such officer's successor shall have been elected and shall qualify, or until such officer's death, or until such officer shall have resigned in the manner provided in Section 4.4 or shall have been removed in the manner provided in Section 4.5.

         SECTION 4.3 Other Officers and Agents. The Board of Directors from time to time may appoint other officers or agents (including one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such periods, have such authority and perform such duties as are provided in these By-laws or as may be provided in the resolutions appointing them. The Board of Directors may delegate to any officer the power to appoint any such officers or agents and to prescribe their respective terms of office, authorities and duties.

         SECTION 4.4 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 4.5 Removal. Any officer specifically designed in Section 4.1 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office. Any officer of agent appointed in accordance with the provisions of Section 4.3 may be removed with or without cause at any meeting of the Board of Directors by affirmative vote of a


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majority of the directors present at such meeting, or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors. Any removal of an officer shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 4.6 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these By-laws for regular election or appointment to such office.

         SECTION 4.7 The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation, subject to the direction of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation and shall have general supervision over its officers and agents. The Chairman of the Board shall preside at all meetings of the Board of Directors and of stockholders of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature) and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent or shall be required by law to be otherwise executed. From time to time the Chairman of the Board shall report to the Board of Directors all matters within the knowledge of the Chairman of the Board which the interests of the Corporation may require to be brought to their attention. The Chairman of the Board shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these By-laws. If no Chief Financial Officer shall have been elected by the Board of Directors, the Chairman of the Board shall have, in addition to and not in limitation of the foregoing, the powers afforded the Chief Financial Officer pursuant to Section 4.12 hereof.

         SECTION 4.8 The President. In the absence of the Chairman of the Board, or in the event of the inability or refusal to act of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board until such vacancy shall be filled in the manner prescribed by these By-laws or by law. The President may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature) and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent, or shall be required by law to be otherwise executed. The President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or these By-laws.

         SECTION 4.9 The Vice Presidents. At the request of the President or in the absence or disability of the President, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature) and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, agreements or other instruments duly authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent or shall be required by law to be otherwise executed. Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or these By-laws.


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         SECTION 4.10 The Secretary. The Secretary shall:

         (a) record all the proceedings of the meetings of the stockholders, the Board of Directors, and any committees of the Board of Directors in a book or books to be kept for that purpose;

         (b) cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law;

         (c) whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

         (d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized;

         (e) see that its lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

         (f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto;

         (g) sign (unless the Chief Financial Officer or the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

         (h) in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or these By-laws.

         SECTION 4.11 Assistant Secretaries. At the request of the Secretary or in the absence or disability of the Secretary, the Assistant Secretary designated by the Board of Directors (or in the absence of such designation, the Chairman of the Board or the President) shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, the Secretary or these By-laws.

         SECTION 4.12 The Chief Financial Officer. The Chief Financial officer shall:

         (a) have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

         (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Sections 5.3 or to be otherwise dealt with in such manner as the Board of Directors may direct;

         (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;


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         (d) render to the Board of Directors, the Chairman of the Board or the
President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Chief Financial Officer;

         (e) cause to be kept at the Corporation's principal office correct books of account of all its business and transactions and such duplicate books of account as the Chief Financial Officer shall determine and upon application cause such books or duplicates thereof to be exhibited to any director;

         (f) be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as the Chief Financial Officer may desire with respect to any and all financial transactions of the Corporation;

         (g) sign (unless the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

         (h) in general, perform all duties incident to the office of Chief Financial Officer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or these By-laws.

         SECTION 4.13 The Treasurer. The Treasurer shall have such powers and perform such duties with respect to the financial affairs of the Company as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer or these By-laws. In addition, the Treasurer shall sign (unless the Chief Financial Officer or the Secretary or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature).

         SECTION 4.14 Assistant Treasurers. At the request of the Treasurer or in the absence or disability of the Treasurer, the Assistant Treasurer designated by the Board of Directors (or in the absence of such designation, the Chairman of the Board or the President) shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all restrictions upon the Treasurer. Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or these By-laws.

         SECTION 4.15 Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 4.3. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                                    ARTICLE V

                          EXECUTION OF INSTRUMENTS AND

                           DEPOSIT OF CORPORATE FUNDS

         SECTION 5.1 Execution of Instruments Generally. The Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Secretary or the Treasurer, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any officer or officers, or agent


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or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

         SECTION 5.2 Borrowing. No loan or advance shall be obtained or contracted for, by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loan, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

         SECTION 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

         SECTION 5.4 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

         SECTION 5.5 Proxies. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President, the Chief Financial Officer or any Vice President or by any other person or persons thereunto authorized by the Board of Directors.

                                   ARTICLE VI

                                  RECORD DATES

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

                                   ARTICLE VII

                                 CORPORATE SEAL

         The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Delaware and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.


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                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year unless the Board of Directors shall otherwise determine.

                                   ARTICLE IX

                                   AMENDMENTS

         All By-laws of the Corporation may be amended or repealed, and new By-laws may be made, by an affirmative majority of the votes cast at any annual or special stockholders' meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

                                    ARTICLE X

                            ACTION WITHOUT A MEETING

         Any action which might have been taken under these By-laws by a vote of the stockholders at a meeting thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be individually signed and dated by the holders of all outstanding shares entitled to vote thereon, provided that no written consent will be effective unless the necessary number of written consents is delivered to the Corporation within sixty days of the earliest delivered consent to the Corporation. Any action which might have been taken under these By-laws by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors of such committee.

                                   ARTICLE XI

                                 INDEMNIFICATION

         The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceedings. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the


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full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


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